Consent of Independent Registered Public Accounting Firm
The Contract Owners
Horace Mann Life Insurance Company Separate Account
  and
The Board of Directors and Stockholder
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 26, 2011 included herein with respect to the statutory statements of admitted assets, liabilities, and capital and surplus of Horace Mann Life Insurance Company as of December 31, 2010 and 2009, and the related statutory statements of operations, capital and surplus and cash flow for each of the years in the three-year period ended December 31, 2010 and related schedules I, III, IV and VI included in the Registration Statement under the Securities Act of 1933 (File No. 333-129284) on Form N-4. Our report dated April 26, 2011 includes explanatory language that states that Horace Mann Life Insurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Illinois Department of Insurance, which practices differ from U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented in conformity with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in conformity with statutory accounting practices. In addition, our report includes explanatory language that Horace Mann Life Insurance Company adopted Statement of Statutory Accounting Principles (SSAP) No. 10R, Income Taxes — Revised, A Temporary Replacement of SSAP No. 10 as of December 31, 2009. We also consent to the use of our report dated April 26, 2011 included herein, with respect to the statement of net assets of each of the sub-accounts comprising the Horace Mann Life Insurance Company Separate Account as of December 31, 2010, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, also included in the Registration Statement under the Securities Act of 1933 (File No. 333-129284) on Form N-4 and to the reference to our firm under the heading “Independent Registered Public Accounting Firm”.
KPMG LLP
Chicago, Illinois
April 26, 2011